EXHIBIT 23.1

Consent of Independent Accountants

We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of Washington Mutual Mortgage Securities Corp., WaMu Mortgage Pass-Through Certificates (Class A-3), Series 2004-RS1 of our report dated February 11, 2003 relating to the financial statements of XL Financial Assurance Ltd. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appears as Exhibit 99.2 in XL Capital Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002.  We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.

/s/ Pricewaterhousecoopers

PricewaterhouseCoopers
Chartered Accountants

Hamilton, Bermuda
February 23, 2004

Consent of Independent Accountants

We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of Washington Mutual Mortgage Securities Corp., WaMu Mortgage Pass-Through Certificates, Series 2004-RS1 of our report dated February 11, 2003 relating to the financial statements of XL Capital Assurance Inc.. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appears as Exhibit 99.1 in XL Capital Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002.  We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.

/s/ Pricewaterhousecoopers LLP

New York, New York
February 23, 2004